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                                                                   EXHIBIT 21.1

                                  LIST OF SUBSIDIARIES
                                  --------------------

NAME OF SUBSIDIARY

Quantum Restaurant Development Corporation

Santa Fe Steakhouse & Cantina Corp.

Porterhouse, Inc.

Morton's of Chicago, Inc.

Morton's of Chicago/Addison, Inc.

Morton's of Chicago/Atlanta, Inc.

Morton's of Chicago/Baltimore, Inc.

Morton's of Chicago/Boca Raton, Inc.

Morton's of Chicago/Buckhead, Inc.

Morton's of Chicago/Chicago, Inc.

Morton's of Chicago/Cincinnati, Inc.

Morton's of Chicago/Clayton, Inc.

Morton's of Chicago/Cleveland, Inc.

Morton's of Chicago/Columbus, Inc.

Morton's of Chicago/Dallas, Inc.

Morton's of Chicago/Denver, Inc.

Morton's of Chicago/Detroit, Inc.

Morton's of Chicago/Fifth Avenue, Inc.

Morton's of Chicago/Flamingo Road Corp.

Morton's of Chicago/Houston, Inc.

Morton's of Chicago/Miami, Inc.

Morton's of Chicago/Minneapolis, Inc.

Morton's of Chicago/Nashville, Inc.

Morton's of Chicago/North Miami Beach, Inc.

Morton's of Chicago/Orlando, Inc.

Morton's of Chicago/Palm Beach, Inc.

Morton's of Chicago/Palm Desert, Inc.

Morton's of Chicago/Philadelphia, Inc.

Morton's of Chicago/Phoenix, Inc.

Morton's of Chicago/Pittsburgh, Inc.

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NAME OF SUBSIDIARY

Morton's of Chicago/Portland, Inc.

Morton's of Chicago/Puerto Rico, Inc.

Morton's of Chicago/Raleigh, Inc.

Morton's of Chicago/Rosemont, Inc.

Morton's of Chicago/Sacramento, Inc.

Morton's of Chicago/San Antonio, Inc.

Morton's of Chicago/San Diego, Inc.

Morton's of Chicago/San Francisco, Inc.

Morton's of Chicago/Santa Ana, Inc.

Morton's of Chicago/Schaumburg, Inc.

Morton's of Chicago/Scottsdale, Inc.

Morton's of Chicago/Seattle, Inc.

Morton's of Chicago/Virginia, Inc.

Morton's of Chicago/Washington D.C. Inc.

Morton's of Chicago/Washington Square, Inc.

Morton's of Chicago/West Street, Inc.

Morton's of Chicago/Westbrook, Inc.

Porterhouse of Los Angeles, Inc.

Morton's, Inc.

MOCGC Corp.

Addison Steakhouse, Inc.

Chicago Steakhouse, Inc.

Houston Steakhouse, Inc.

San Antonio Steakhouse, Inc.

Salt Lake City Steakhouse, Inc.

Morton's of Chicago Holding, Inc.

Morton's of Chicago/Boston LLC

Arnie Morton's of Chicago/Burbank LLC

Morton's of Chicago/Charlotte LLC

Morton's of Chicago/Crystal City LLC

Morton's of Chicago/Denver Crescent Town Center, LLC

Arnie Morton's of Chicago/Figueroa LLC

Morton's of Chicago/Great Neck LLC

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NAME OF SUBSIDIARY

Morton's of Chicago/Hackensack LLC

Morton's of Chicago/Hartford LLC

Morton's of Chicago/Honolulu LLC

Morton's of Chicago/Indianapolis LLC

Morton's of Chicago/Jacksonville LLC

Morton's of Chicago/Kansas City LLC

Morton's of Chicago/King of Prussia LLC

Morton's of Chicago/La Jolla LLC

Morton's of Chicago/Louisville LLC

Morton's of Chicago/New Orleans LLC

Morton's of Chicago/Pittsburgh LLC

Morton's of Chicago/Raleigh LLC

Morton's of Chicago/Reston LLC

Morton's of Chicago/Richmond LLC

Morton's of Chicago/Salt Lake City LLC

Morton's of Chicago/Schaumburg LLC

Morton's of Chicago/Stamford LLC

Morton's of Chicago/White Plains LLC

Morton's of Chicago/Wisconsin LLC

Bertolini's Costa Mesa LLC

Bertolini's Irvine Center LLC

Bertolini's Phillips Place LLC

Italian Restaurants Holding Corp.

Bertolini's Restaurants, Inc.

Bertolini's of Circle Centre, Inc.

Bertolini's of Fashion Outlet, Inc.

Bertolini's/King of Prussia, Inc.

Bertolini's of Las Vegas, Inc.

Bertolini's at Market Square, Inc.

Bertolini's at Village Square, Inc.

Bertolini's of Whiteflint Mall, Inc.

Peasant Holding Corp.

Mick's at PA. Avenue, Inc.

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NAME OF SUBSIDIARY

Mick's at Fair Oaks, Inc.

Mick's at Annapolis Mall, Inc.

Morton's of Chicago Asia (Singapore) Pte. Ltd.

Morton's of Chicago (Singapore) Pte. Ltd.

Morton's of Chicago/Toronto, Inc.

Morton's of Chicago/Vancouver, Inc.

Morton's of Chicago Mauritius Holding Corp.

Morton's of Chicago Kowloon Limited

Morton's of Chicago Hong Kong Limited